As filed with the Securities and Exchange Commission on December 13, 1999


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    Form 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): December 10, 1999


                         CHANDLER INSURANCE COMPANY, LTD.
             (Exact name of registrant as specified in its charter)


                                 Cayman Islands
                    (State or jurisdiction of incorporation)


                  0-15286                                N/A
          (Commission File Number)        (IRS Employer Identification No.)
          5th Floor Anderson Square
                P.O. Box 1854
       Grand Cayman, Cayman Islands B.W.I.               N/A
    (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:  (345) 949-8177

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                                                                       PAGE 2
Item 5.  Other Events

         On December 10, 1999, Chandler Insurance Company, Ltd. ("Chandler" or the "Company") announced that on December 9, 1999 it acquired 517,500 shares of its own stock in exchange for payment of $5,099,133 (or $9.85 per share) to CenTra, Inc. The purchase partially implements orders entered by Nebraska and Oklahoma
         Federal Courts which provide for Chandler to repurchase all Chandler shares owned or controlled by CenTra, Inc. and certain of its affiliates ("CenTra"). CenTra's shares represent approximately 45.1% of Chandler's 6,941,708 shares outstanding before the acquisition of these 517,500 shares. When the shares are formally transferred, they will be cancelled. Based on an April 22, 1997 judgment by the Oklahoma Federal Court, Chandler previously recorded the return of the 517,500 shares as a decrease to shareholders' equity during the first quarter of 1997.

         The Nebraska Federal Court ("Nebraska Court") adopted a proposal made by a Chandler subsidiary, National American Insurance Company ("NAICO") and ordered CenTra and its affiliates to divest all shares they own or control under a plan proposed by NAICO providing for the repurchase of the shares by Chandler at CenTra's original purchase price for specifically identified blocks of shares. In addition to the 517,500 shares repurchased on December 9, 1999, there are three additional blocks of Chandler shares that comprise the shares to be reacquired. The Nebraska Court entered an order on December 8, 1999 determining the price for two of these blocks of shares and ordering CenTra to deliver the shares to Chandler upon payment of $9,928,312 by Chandler for 1,441,700 shares ($6.89 per share) and $177,313 for 30,000 shares ($5.91 per share). Chandler intends to comply with the order by December 18,1999 as required by the Nebraska Court. All repurchased shares will be cancelled upon actual transfer to Chandler. The repurchase of these two blocks of shares will reduce shareholders' equity by approximately $10.1 million, and will reduce the number of outstanding shares of Chandler by 1,471,700 shares. CenTra may appeal the Nebraska Court's order.

         A third share block owned by CenTra and affiliates consisting of 1,142,625 shares will be divested following a ruling on an appeal of a judgment entered by an Oklahoma Federal Court in April 1997. That judgment requires CenTra to transfer the shares to Chandler in exchange for payment of $6,882,500. Following the conclusion of the appeal, the Nebraska Federal Court will determine the method of divestiture of these shares.

         Full implementation of NAICO's divestiture plan will result in the repurchase and cancellation of 3,131,825 shares and will reduce the total number of shares outstanding from 6,941,708 before the first repurchase to 3,809,883 following completion of all phases of the plan.

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                                                                       PAGE 3
         Cautionary Statement

         Some of the statements made in this Form 8-K report, as well as statements made by the Company in periodic press releases, oral statements made by the Company's officials to analysts and shareholders in the course of presentations about the Company and conference calls following earnings releases, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors such as subsequent court rulings or other developments in the ongoing litigation described above.

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                                                                       PAGE 4


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.




Date:  December 13, 1999             CHANDLER INSURANCE COMPANY, LTD.


                                    By:  /s/ W. Brent LaGere
                                         -------------------------
                                         W. Brent LaGere
                                         Chairman of the Board, President and
                                         Chief Executive Officer
                                         (Principal Executive Officer)